Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Perini Corporation
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             (Exact name of Registrant as specified in its charter)

                                  MASSACHUSETTS
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         (State or other jurisdiction of incorporation or organization)

                                   04-1717070
                 -----------------------------------------------
                      (I.R.S. Employer Identification No.)

73  MT.  WAYTE   AVENUE,   FRAMINGHAM,   MASSACHUSETTS   01701  (508)   628-2000
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  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             PERINI CORPORATION AMENDED AND RESTATED (1997) GENERAL
                           INCENTIVE COMPENSATION PLAN
              PERINI CORPORATION AMENDED AND RESTATED CONSTRUCTION
                    BUSINESS UNIT INCENTIVE COMPENSATION PLAN
                        --------------------------------
                            (Full title of the plans)

DAVID B. PERINI CHAIRMAN OF THE COMPANY PERINI  CORPORATION 73 MT. WAYTE AVENUE,
FRAMINGHAM,          MASSACHUSETTS          01701         (508)         628-2000
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 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                            Richard A. Soden, Esquire
                           Goodwin, Procter & Hoar LLP
                   Exchange Place, Boston, Massachusetts 02109
                                 (617) 570-1000


                         Calculation of Registration Fee

--------------------------------------------------------------------------------

                                                                         Proposed maximum
 Title of each class of                           Proposed maximum      aggregate offering
    securities to be          Amount to be       offering price per          price (2)              Amount of
       registered            registered (1)           share (2)                                 registration fee
-------------------------- -------------------- ---------------------- ---------------------- ----------------------
Common Stock, $1.00 par          280,000              $ 5.09375             $ 1,426,250             $ 397.00
value (3)
-------------------------- -------------------- ---------------------- ---------------------- ----------------------

(1) This Registration Statement also covers such additional Common Shares as may be issuable under the Perini Corporation Amended and Restated (1997) General Incentive Compensation Plan and the Perini Corporation Amended and Restated Construction Business Unit Incentive Compensation Plan as a result of the anti-dilution provisions thereof.

(2) Based upon the average of the high and low prices for the shares of Common Stock as reported on the American Stock Exchange Consolidated Reporting System on April 6, 1999. See Rule 457(h). Estimated solely for the purpose of calculating the registration fee.

(3) This Registration Statement relates to Rights to purchase shares of Series A Junior Participating Preferred Stock which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, September 26, 1988, pursuant to the terms of the Shareholder Rights Agreement dated as of September 23, 1988, as amended and restated as of May 17, 1990, as further amended and restated as of January 17, 1997 by and between the Registrant and State Street Bank and Trust Company, as Rights Agent. Until the occurrence of certain prescribed events, the Rights are not excercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such stock.


        The Prospectus included in this Registration Statement in accordance with Rule 429 under the Securities Act of 1933, as amended, is a combined prospectus and, in addition to the securities registered hereby, relates to the securities registered in Registration Statement Nos. 33-46961, 33-53190, 33-60654, 33-70206, 33-52967, 33-58519,
        333-03417, 333-26423 and 333-51911.

        This Registration Statement is registering 75,000 additional shares of Common Stock, $1.00 par value, for issuance pursuant to the Registrant's Amended and Restated (1997) General Incentive Compensation Plan, and 205,000 additional shares of Common Stock for issuance pursuant to the Registrant's Amended and Restated Construction Business Unit Incentive Compensation Plan.

        Pursuant to instruction E of Form S-8, the contents of Registration Statement Nos. 33-46961, 33-53190, 33-60654, 33-70206, 33-52967, 33-58519,
333-03417, 333-26423 and 333-51911 on Form S-8 are incorporated herein by reference.

Item 8. Exhibits

                The following are filed as exhibits to this Registration Statement.

                5       Opinion of Robert E. Higgins, Esq., as to legality

                23(a)   Consent of Robert E. Higgins, Esq. (see Exhibit 5)

                23(b) Consent of Arthur Andersen LLP, Independent Public Accountants

                24      Power of Attorney (contained on Signature Page)

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

                                   SIGNATURES



        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Perini Corporation, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Framingham, Massachusetts, on the 8th day of April, 1999.

                                   Perini Corporation

                                   By:  s/David B. Perini
                                        David B. Perini
                                        Chairman

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Perini and Robert Band, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                       Title                               Date

s/David B. Perini     Chairman of the Company and Director         April 8, 1999
DAVID B. PERINI       (Principal Executive Officer)

s/Robert Band         Executive Vice President, Chief              April 8, 1999
ROBERT BAND           Financial Officer (Principal Financial
                      Officer)

s/Barry R. Blake      Vice President and Controller                April 8, 1999
BARRY R. BLAKE       (Principal Accounting Officer)

Signature                         Title                            Date
---------                         -----                            ----

------------------
RICHARD J. BOUSHKA                Director                         April 8, 1999

s/Arthur I. Caplan
------------------
ARTHUR I. CAPLAN                  Director                         April 8, 1999

s/Marshall M. Criser
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MARSHALL M. CRISER                Director                         April 8, 1999

s/Frederick Doppelt
-------------------
FREDERICK DOPPELT                 Director                         April 8, 1999

s/Albert A. Dorman
------------------
ALBERT A. DORMAN                  Director                         April 8, 1999

s/Arthur J. Fox, Jr.
--------------------
ARTHUR J. FOX, JR.                Director                         April 8, 1999

s/Nancy Hawthorne
-----------------
NANCY HAWTHORNE                   Director                         April 8, 1999

s/Michael R. Klein
------------------
MICHAEL R. KLEIN                  Director                         April 8, 1999

-------------------
DOUGLAS J. McCARRON               Director                         April 8, 1999

s/John J. McHale
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JOHN J. McHALE                    Director                         April 8, 1999

--------------
JANE E. NEWMAN                    Director                         April 8, 1999

---------------
RONALD N. TUTOR                   Director                         April 8, 1999

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


                                INDEX TO EXHIBITS




Exhibit
  No.                                  Description
-------                                -----------

5. Opinion of Robert E. Higgins, Esq., regarding legality - filed herewith.

23(a).                  Consent of Robert E. Higgins, Esq., (see Exhibit 5).

23(b). Consent of Arthur Andersen LLP, Independent Public Accountants - filed herewith.

24.                     Power of Attorney (contained on Signature Page).

                                                                      Exhibit 5







                                            April 8, 1999



Perini Corporation
73 Mt. Wayte Avenue
Framingham, MA 01701

Re:  Registration Statement on Form S-8

Dear Sirs:

        I  am  acting  as  counsel  to  Perini   Corporation,   a  Massachusetts
corporation (the "Company") and am an attorney duly admitted to practice in the Commonwealth of Massachusetts.

        I refer to the Registration Statement on Form S-8 of the Company with respect to 280,000 shares (the "Subject Shares") of Common Stock, $1.00 par value, of the Company to be issued to certain officers and key employees as incentive compensation under the Company's Amended and Restated (1997) General Incentive Compensation Plan and Amended and Restated Construction Business Unit Incentive Compensation Plan. In connection with the foregoing, I have examined such corporate records and documents and certificates of officers of the Company and have made such other inquiries as I deemed appropriate in order to express the opinion set forth below.

        Based on the foregoing, I am of the opinion that the Subject Shares have been duly authorized and when issued, will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof subject to Section 45 of the Massachusetts Business Corporation Law.

        I am the owner of 60 shares of the Company's Common Stock.

        I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules or Regulations of the Securities and Exchange Commission thereunder.



                                           Very truly yours,



                                           s/Robert E. Higgins
                                           -------------------
                                           Robert E. Higgins
                                           Counsel

                                                                   Exhibit 23(b)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 23, 1999 included in Perini Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



                                           s/ Arthur Andersen LLP
                                           ----------------------------
                                           ARTHUR ANDERSEN LLP



Boston, Massachusetts
April 8, 1999


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